Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Damon Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Units consisting of: (3)	Rule 457(o)	—	—	$1,721,550.00	$0.00015310	$263.57
Fees to be Paid	Equity	(i) Common Shares, with no par value (4)	Rule 457(o) and Rule 457(g)	—	—	—	—	—
Fees to be Paid	Equity	(ii) Series A Warrants to purchase common shares (4)	Rule 457(o) and Rule 457(g)	—	—	—	—	—
Fees to be Paid	Equity	Common Shares underlying the Series A Warrants included as part of Units (3)(5)	457(o)	—	—	$4,303,875.00	$0.00015310	$658.92
Fees to be Paid	Equity	Underwriter’s Warrants to purchase common shares (4)	457(o) and Rule 457(g)	—	—	—	—	—
Fees to be Paid	Equity	Common Shares underlying the Underwriter’s Warrants (6)	Rule 457(o)	—	—	$187,125.00	$0.00015310	28.65
Fees Previously Paid	—	—	—	—	—	—	—	$—

Carry Forward Securities	—	—	—	—	—	—	—	—
Total Offering Amounts						$6,212,550.00		$951.14
Total Fees Previously Paid								—
Total Fee Offset								—
Net Fee Due								$951.14

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of common shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)	The registrant previously registered units (including pre-funded units if applicable) to be sold in an underwritten public offering and the securities covered by the over-allotment option (as well as the common shares included in the units and covered by the over-allotment option, and issuable upon exercise of the Series A warrants to purchase common shares (“Series A Warrants”) and if applicable, the pre-funded warrants to purchase common shares (“Pre-Funded Warrants”) included in the pre-funded units and covered by the over-allotment option) (collectively, the “Securities”) at an aggregate offering price not to exceed $17,250,000 on a Registration Statement on Form S-1 (File No. 333-285872), which was declared effective on March 20, 2025 (the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of having a proposed maximum aggregate offering price of $1,721,550 is hereby registered, which includes any Securities covered by the over-allotment option but does not include the Securities that the registrant previously registered on the Prior Registration Statement.
(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act because the warrants are being registered in the same registration statement as the common shares issuable upon exercise of the warrants.

(5)	As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) and Rule 457(o) under the Securities Act, the proposed maximum offering price of the common shares issuable upon exercise of each of such Series A Warrants included in the additional units, or covered by the over-allotment option, as applicable, proposed to be sold in the offering is $1,721,550, which is equal to 100% of $1,721,550, as each common share included in each unit of the registrant to be sold to be investors in this offering (including those covered by the over-allotment option), will receive a Series A warrant to purchase one common share by a cash exercise; however, each Series A Warrant may be exercised using the alternate cashless exercise provision contained therein, whereby the holder thereof may not pay a cash purchase price upon such exercise, but instead would receive upon such exercise 2.5 common shares for every Series A warrant exercised, and consequently the proposed maximum offering price of the common shares issuable upon exercise of only such Series A warrants included in the units, proposed to be sold to investors in the offering (including those covered by the over-allotment option) is $4,303,875, which is equal to 250% of $1,721,550, as each common share included in each unit of the registrant to be sold to investors in this offering (including those covered by the over-allotment option) will receive a Series A Warrant.
(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) and Rule 457(o) under the Securities Act. Due to the registration of an additional amount of Securities with a proposed maximum aggregate offering price of $1,721,550 for this offering, the proposed maximum offering price of the common shares issuable upon exercise of the underwriter’s Series A Warrants (which entitle the underwriter to receive 5% of the units sold in the offering upon a cash exercise) has been increased from $1,875,000 to $2,062,125, taking into account the alternate cashless exercise provision in the Series A Warrants, which allows the holder to receive 2.5 common shares per Series A Warrant exercised without paying a cash purchase price. Consequently, an additional amount of underwriter’s warrants and common shares issuable upon their exercise, with a proposed maximum aggregate offering price of $187,125, is being registered, which does not include the underwriter’s warrants and common shares issuable upon exercise of the underwriter’s warrants previously registered on the Prior Registration Statement.